Exhibit 99.1

EyePoint Pharmaceuticals Provides Business Update and Preliminary Fourth Quarter and Full-Year 2020 Net Product Revenues

- IND filed in December 2020 for EYP-1901, a potential six-month sustained delivery intravitreal anti-VEGF treatment targeting wet age-related macular degeneration -

- anticipated Phase 1 clinical trial initiation in Q1 2021 -

- Q4 2020 net product revenues are estimated to be $6.2 - $6.6 million versus $7.9 million in 2019 and $20.3 - $20.7 million for the full year 2020 as compared to $16.8 million for the full year 2019 -

- Sequential quarterly increases in customer demand of 30% and 10% for DEXYCU® and YUTIQ®, respectively -

- Approximately $44M of cash and cash equivalents estimated on December 31, 2020 -

WATERTOWN, Mass., January 11, 2021 (GLOBE NEWSWIRE) -- EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing innovative ophthalmic products provided a business update and preliminary fourth quarter and full-year 2020 net product revenues as the company concluded 2020 with the achievement of several positive milestones and is looking forward to an eventful and promising 2021.

“EyePoint had a pivotal year in 2020 as we significantly improved our balance sheet, advanced our pipeline and navigated our commercial business through pandemic closures to be well-poised for a strong 2021,” said Nancy Lurker, President and Chief Executive Officer. “We are particularly excited by the filing of an IND for EYP-1901 in December, as this program has the potential to be a safe and effective twice-yearly sustained treatment for wet AMD.  This disease continues to devastate the eyesight of millions of patients, and although current approved treatments are effective, they require monthly or bi-monthly eye injections resulting in poor compliance and outcomes. The need for a less frequent treatment option is a significant opportunity for EYP-1901.”

Ms. Lurker continued, “Upon FDA clearance of the IND, we anticipate the Phase 1 trial for EYP-1901 to begin in the first quarter of 2021 and we expect to report topline results in the second half of this year. In parallel with this activity, our commercial programs YUTIQ and DEXYCU, demonstrated sequential growth in Q3 and Q4 of 2020, despite the ongoing impact of the COVID-19 pandemic on these franchises. Both YUTIQ and DEXYCU are well-positioned for 2021, assuming the frequency of ophthalmology office visits and the number of cataract surgeries performed in the U.S. do not significantly decrease in the coming months due to the pandemic.”

EYP-1901 leverages the Company’s proprietary Durasert® drug delivery technology that is currently used in four FDA-approved products, including YUTIQ.  EYP-1901 uses a bioerodible formulation of Durasert coupled with a clinically validated anti-VEGF molecule, vorolanib. Vorolanib has demonstrated efficacy and ocular safety through Phase 2 trials in wet AMD as an oral therapy.  In addition to the current program to evaluate EYP-1901 as a potential treatment for wet AMD, EYP-1901 is also anticipated to be studied in additional retinal applications, including diabetic retinopathy and retinal vein occlusion.

R&D Update:

•

In December 2020, the Company filed an IND application with the FDA for EYP-1901, a potential six-month sustained delivery intravitreal anti-VEGF treatment for wet AMD, using its proprietary bioerodible Durasert delivery technology.  A Phase 1 trial is anticipated to begin in the first quarter of 2021.

•	Positive results from a good laboratory practice (GLP) preclinical toxicology study of EYP-1901 indicated no unexpected safety observations and confirmed the rationale for the filing of an IND.

Fourth Quarter Commercial Performance

•	Net product revenue for YUTIQ is estimated to be between $3.7 and $3.9 million and between $13.6 and $13.8 million for the fourth quarter and full-year ended December 31, 2020, respectively.
•	Net product revenue for DEXYCU is estimated to be between $2.5 and $2.7 million and between $6.7 and $6.9 million for the fourth quarter and full-year ended December 31, 2020, respectively.
•	Customer demand of approximately 6,200 units for DEXYCU and 500 units of YUTIQ for the fourth quarter ended December 31, 2020, increases of 30% and 10%, respectively over Q3 2020
•	DEXYCU co-promotion partner, ImprimisRx®, began driving volume through their experienced cataract surgery field force, materially adding to Q4 customer demand.

Financial Highlights

•

In December 2020, Ocumension Therapeutics (1477.HK), EyePoint’s partner in Asia, made a $15.7 million equity investment in EyePoint. Under the terms of the investment, Ocumension purchased approximately 3.01 million shares of EyePoint’s common stock at a five-day trailing volume weighted average price as of the close of trading on December 29, 2020 of approximately $5.22 per share.

•

In December 2020, the Company announced a royalty monetization agreement with SWK Holdings Corporation (SWK) for royalties payable to EyePoint under its license agreement with Alimera Sciences, Inc. (Alimera) for ILUVIEN®. EyePoint has received a one-time $16.5 million payment from SWK and, in return, SWK is entitled to receive future royalties payable to EyePoint under the Alimera license agreement.  $15 million of net proceeds from the transaction were applied against existing long-term debt obligations with CRG Servicing

LLC (CRG) and the remaining $1.5 million will be used to advance product pipeline programs. The transaction also resulted in a reduction of annual interest payments of approximately $1.7 million.
•	In December 2020, the Company announced a 1-for-10 reverse stock split and maintained compliance with the $1.00 minimum closing bid price required for continued listing on the Nasdaq Global Market.
•	The Company estimates that it had cash and cash equivalents of approximately $44 million on December 31, 2020.

The preliminary fourth quarter and full-year 2020 revenue results and cash on hand included in this release were calculated prior to the completion of a review by the Company’s independent registered public accounting firm and are therefore subject to adjustment.

Financial Outlook
Cash and cash equivalents are estimated to be approximately $44 million on December 31, 2020.  Cash on hand, combined with cash inflows from anticipated product sales and continued cash conservation activities are expected to fund the Company’s operating plan into the second half of 2021, assuming no significant increase in COVID-19-related closures that would considerably decrease the frequency of ophthalmology office visits or the number of cataract surgical procedures performed across the U.S.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (Nasdaq:EYPT) is a pharmaceutical company committed to developing and commercializing innovative therapeutics to help improve the lives of patients with serious eye disorders. The Company has two commercial products: YUTIQ®, for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye, and DEXYCU®, for the treatment of postoperative inflammation following ocular surgery. The Company's pipeline leverages its proprietary bioerodible Durasert® technology for extended intraocular drug delivery including EYP-1901, a potential six-month sustained delivery intravitreal anti-VEGF treatment initially targeting wet age-related macular degeneration. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter and LinkedIn.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our expectations regarding the timing and clinical development of our product candidates, including EYP-1901; the potential for EYP-1901 as a vital, novel six-month treatment for serious eye diseases, including wet age-related macular degeneration, diabetic retinopathy and retinal vein occlusion; and preliminary financial information as of December 31, 2020, are forward-looking statements. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements are risks and uncertainties inherent in our business including, without limitation: the extent to which COVID-19 impacts our business; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for YUTIQ and DEXYCU; the development of our YUTIQ line extension shorter-duration treatment for non-infectious uveitis affecting the posterior segment of the eye; potential off-label sales in the U.S. by Alimera Sciences of ILUVIEN® for non-infectious uveitis affecting the posterior segment of the eye; consequences of fluocinolone acetonide side effects for YUTIQ; consequences of dexamethasone side effects for DEXYCU; our ability to market and sell products; the success of current and future license agreements, including our agreements with Ocumension Therapeutics and Equinox Science; termination or breach of current license agreements, including our agreements with Ocumension Therapeutics and Equinox Science; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; the potential for our preliminary financial information to change in connection with the finalization of our financial results for the fourth quarter of 2020; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

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